Exhibit 99.1
APPENDIX A

Dividend Dates (1)
Record Date	Payment Date
February 9, 2006	March 9, 2006
May 11, 2006	June 8, 2006
August 10, 2006	September 7, 2006
November 9, 2006	December 7, 2006

Relevant Dates for Investments Subject to Waiver
Threshold Price and		Pricing Period
Waiver Discount Set Date	Payment Due Date	Commencement Date	Investment Date
December 27, 2005	January 3, 2006	January 4, 2006	January 23, 2006
January 27, 2006	February 2, 2006	February 3, 2006	February 22, 2006
February 27, 2006	March 3, 2006	March 6, 2006	March 22, 2006
March 28, 2006	April 3, 2006	April 4, 2006	April 21, 2006
April 27, 2006	May 3, 2006	May 4, 2006	May 22, 2006
May 30, 2006	June 5, 2006	June 6, 2006	June 22, 2006
June 27, 2006	July 3, 2006	July 5, 2006	July 21, 2006
July 28, 2006	August 3, 2006	August 4, 2006	August 22, 2006
August 29, 2006	September 5, 2006	September 6, 2006	September 22, 2006
September 28, 2006	October 4, 2006	October 5, 2006	October 23, 2006
October 30, 2006	November 3, 2006	November 6, 2006	November 22, 2006
November 29, 2006	December 5, 2006	December 6, 2006	December 22, 2006

(1)	The dates indicated are those expected to be applicable under the Plan with respect to future dividends, if and when declared by the board of directors. The actual record and payment dates will be determined by the board of directors.